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                            NON COMPETITION AGREEMENT

                                       FOR

                               ROBERT F. WEINBERG


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                            NON-COMPETITION AGREEMENT

      THIS NON-COMPETITION AGREEMENT (this "Agreement") is entered into as of January 31, 1997, by and between Robert F. Weinberg, an individual residing at 5 Barker Avenue, White Plains, New York 10601 ("Director"), and Cali Realty Corporation, a Maryland corporation with offices at 11 Commerce Drive, Cranford, New Jersey 07016 ("Cali").

                                 R E C I T A L S

      WHEREAS, Robert Martin Company, LLC, a New York limited liability company and Robert Martin-Eastview North Company, L.P., a New York limited partnership (collectively "RM") and Cali Realty, L.P., a Delaware limited partnership ("CRLP") and Cali have determined that it is in the best interests of the parties' long term strategic growth to combine their respective properties and related assets;

      WHEREAS, in order to effectuate this combination, RM has agreed to contribute certain properties and other assets located throughout southern New York and Connecticut owned or controlled by RM (the "Property") to designees of CRLP, to cause certain key executives of RM to become part of the management of Cali, and through RM's existing structure to continue to manage and operate the properties being contributed by RM, all as of the closing (the "Closing Date") and RM has also been granted certain rights with respect to appointing members of the Board of Directors of Cali (the "Board") which is the sole general partner of CRLP, pursuant to which Director has been designated to serve as a member of the Board;

      WHEREAS, the Director has served as a principal of RM and, through such service, has acquired special and unique knowledge, abilities and expertise; and

      WHEREAS, the Director desires to be associated with Cali, as a member of the Board and in such capacity the Director will have access to Cali's business plans, financial data and other confidential matters;

      WHEREAS, in connection with the Director's desires to be a member of the Board, the Director has agreed to be bound by the non-competition restrictions provided below; and

      WHEREAS, Cali desires to have the Director enter into this Agreement in order to protect Cali from unfair competition.
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      NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Non-Competition. The Director hereby agrees that:

            (a) For the period commencing on the Closing Date and terminating on the later of (i) the date which is one year following the date on which the Director shall no longer be a member of the Board and (ii) January 31, 2000 the Director shall not, directly or indirectly, within the State of New York, the State of New Jersey, the State of Connecticut or the State of Pennsylvania engage in, or own, invest in, manage or control any venture or enterprise engaged in any development, acquisition or management activities with respect to office-service, office or industrial or flex property without regard to whether or not such activities compete with Cali.

                  Nothing herein shall prohibit the Director from being a passive owner of not more than five percent (5%) of the outstanding stock of any class of securities of a corporation or other entity engaged in such business which is publicly traded, so long as he has no active participation in the business of such corporation or other entity. Moreover, the foregoing limitations shall not be deemed to restrict or otherwise limit the Director from: (i) conducting real estate development, acquisition, or management activities as and to the extent permitted pursuant to Section 26 of the Contribution and Exchange Agreement dated January 24, 1997 by and between Cali, CRLP and RM (the "Contribution and Exchange Agreement"), (ii) acquiring and conducting real estate development and management activities with respect to properties which may be purchased by Director pursuant to Sections 8.3 or 27.5 of the Contribution and Exchange Agreement, and (iii) conducting activities within the ordinary course of business as a stockholder, director, member or manager of City & Suburban Federal Savings Bank (the "Bank") or any entity controlling, controlled by or under common control with the Bank, their successors or assigns, provided that the performance of the activities set forth in (i), (ii) and (iii) above does not materially impair the Director's performance of his obligations as a member of the Board of Cali.

            (b) If, at the time of enforcement of this Paragraph 1, a court shall hold that the duration, scope, area or other restriction stated herein is unreasonable, the parties hereto agree that reasonable maximum duration, scope, area or other restriction may be substituted by such court for the stated duration, scope, area or other restriction.

            (c) For purposes of this Agreement, Cali shall be deemed to include any entity which is controlled, directly or indirectly, by Cali and any entity


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of which a majority of the economic interest is owned, directly or indirectly, by Cali.

      2. Remedies. The parties hereto agree that Cali would suffer irreparable harm from a breach by the Director of any of the covenants or agreements contained herein. Therefore, in the event of the actual or threatened breach by the Director of any of the provisions of this Agreement, Cali may, in addition and supplementary to any other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violation of the provisions hereof.

      3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      4. Modification or Waiver. No amendment, modification, waiver, termination or cancellation of this Agreement shall be binding or effective for any purpose unless it is made in writing signed by the party against whom enforcement of such amendment, modification, waiver, termination or cancellation is sought. No course of dealing between or among the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provisions or terms of this Agreement. No delay on the part of Cali or the Director in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by Cali or the Director of any such right or remedy shall preclude other or further exercise thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

      5. Notices. All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or delivered by a recognized delivery service or mailed, postage prepaid, by express, certified or registered mail, return receipt requested, and addressed to Cali or the Director, as applicable, at the address set forth above (or to such other address as shall have been previously provided in accordance with this section).

      6. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREUNDER.

      7. Severability. Whenever possible, each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be


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prohibited by or invalid under such applicable law, then, subject to the provisions of Paragraph 1 (b) above, such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

      8. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and both of which when taken together shall constitute one and the same Agreement.

      9. Headings. The headings of the Paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof and shall not affect the construction or interpretation of this Agreement.

      10. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

             THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK


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      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                        CALI REALTY CORPORATION

                                        By: /s/ Roger W. Thomas
                                            --------------------------
                                            Name:  Roger W. Thomas
                                            Title: Vice President and
                                                   General Counsel


                                        DIRECTOR

                                        /s/ Robert F. Weinberg
                                        -----------------------------------
                                        Robert F. Weinberg


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